Exhibit 21-A

Name of Subsidiary	State or Country of Incorporation
Azlan European Finance Limited	UK
Azlan GmbH	Germany
Azlan Group Limited	UK
Azlan Limited	UK
Azlan Logistics Limited	UK
Azlan Overseas Holdings Ltd.	UK
Azlan Scandinavia AB	Sweden
Computer 2000 Distribution Ltd.	UK
Datatechnology Datech Ltd.	UK
Datech 2000 Ltd.	UK
Tech Data Distribution Limited	Ireland
Frontline Distribution Ltd.	UK
Horizon Technical Services (UK) Limited	UK
Horizon Technical Services AB	Sweden
Hotlamps Limited	UK
ISI Distribution Limited	UK
Managed Training Services Limited	UK
Maneboard Limited	UK
Maverick Presentation Products Limited	UK
Quadrangle Technical Services Limited	UK
Screen Expert Limited UK	UK
Specialist Distribution Group (SDG) Limited	UK
TD Brasil Ltda (Brazil)	Brazil
TD Facilities, Ltd. (Partnership)	Texas
TD Fulfillment Services, LLC	Florida
TD Tech Data AB	Sweden
Tech Data Portugal Lda	Portugal
TD United Kingdom Acquisition Limited	UK
Tech Data (Netherlands) B.V.	Netherlands
Tech Data (Schweiz) GmbH	Switzerland
Tech Data bvba	Belgium
Tech Data Canada Corporation	Canada – Nova Scotia
Tech Data Chile S.A.	Chile
Tech Data Colombia S.A.S.	Colombia
Tech Data Corporation (“TDC”)	Florida
Tech Data Denmark ApS	Denmark
Tech Data Deutschland GmbH	Germany
Tech Data Distribution s.r.o.	Czech Republic
Tech Data Education, Inc.	Florida
Tech Data Espana S.L.U.	Spain
Tech Data Europe GmbH	Germany
Tech Data Europe Services and Operations, S.L.	Spain
Tech Data European Management GmbH	Germany
Tech Data Finance Partner, Inc.	Florida
Tech Data Finance SPV, Inc.	Delaware
Tech Data Financing Corporation	Cayman Islands
Tech Data Finland Oy	Finland
Tech Data Florida Services, Inc.	Florida
Tech Data France Holding Sarl	France
Tech Data France SAS	France
Tech Data GmbH & Co OHG	Germany
Tech Data Information Technology GmbH	Germany
Tech Data Global Finance LP	Cayman Islands
Tech Data International Sárl	Switzerland
Tech Data Italia Srl	Italy
Tech Data Latin America, Inc.	Florida
Tech Data Limited	UK
Tech Data Lux Finance S.á.r.l	Luxembourg
Tech Data Luxembourg S.á.r.l	Luxembourg
Tech Data Management GmbH	Austria
Tech Data Marne SNC	France
Tech Data Mexico S. de R. L. de C. V.	Mexico
Tech Data Midrange GmbH	Germany
Tech Data Mobile Acquisition Limited (formerly known as Brightstar Acquisition Limited)	UK
Tech Data Mobile Cooperatief W.A. (formerly known as Brightstar Cooperatief W.A.)	Netherlands
Tech Data Mobile Limited (formerly known as Brightstar Europe Limited)	UK
Tech Data Mobile Netherlands BV (formerly known as M.C.C BV)	Netherlands
Tech Data Nederland BV	Netherlands
Tech Data Norge AS	Norway
Tech Data Operations Center, SA	Costa Rica
Tech Data Österreich GmbH	Austria
Tech Data Peru S.A.C.	Peru
Tech Data Polska Sp.z.o.o.	Poland
Tech Data Product Management, Inc.	Florida
Tech Data Resources, LLC	Delaware
Tech Data Service GmbH	Austria
Tech Data Servicios, S. de R.L. de C.V.	Mexico
Tech Data Strategy GmbH	Germany
Tech Data Tennessee, Inc.	Florida
Tech Data Uruguay S.A.	Uruguay
Triade Holding BV	Netherlands

At January 31, 2015, all subsidiaries are directly or indirectly owned at least 99% by Tech Data Corporation.